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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "TSW Selected Historical Financial Information" and to the use of our report dated April 18, 1997, included in the Joint Proxy Statement of The Indus Group, Inc. and TSW International, Inc., that is made a part of the Registration Statement (Form S-4) and related Prospectus of Indus
International, Inc.

  Our audit also included the financial statement schedule of TSW International, Inc. included in Part 2 of the Registration Statement (Form S-
4). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
Atlanta, Georgia
August 6, 1997